UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 14, 2006

Nordson Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	0-7977	34-0590250
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

28601 Clemens Road, Westlake, Ohio		44145
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	440-892-1580

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously reported, on November 17, 2006, Nordson Corporation entered into definitive Stock Purchase Agreements (the "Stock Purchase Agreements") by which Nordson agreed to purchase all of the issued share capital of Dage Holdings, Ltd. A copy of the press release announcing the acquisition is filed as Exhibit 99.1 hereto and is incorporated by reference.

On December 14, 2006, Nordson completed the purchase of Dage Holdings, Ltd. The purchase price, determined by arms-length bargaining between the parties, was £117,005,613 subject to certain post-closing adjustments.

On December 15, 2006, Nordson issued a press release announcing the completion of the purchase of Dage Holdings, Ltd. A copy of the press release is filed as Exhibit 99.2 hereto and is incorporated by reference.

The description of the Stock Purchase Agreements contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreements, copies of which are filed as Exhibits 99.3(a) and 99.3(b) hereto and are incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

c.) Exhibits

99.1 Press release of Nordson Corporation dated November 17, 2006

99.2 Press release of Nordson Corporation dated December 15, 2006

99.3(a) Stock Purchase Agreement between Geraint Rees and Others and Nordson Corporation

99.3(b) Stock Purchase Agreement between John Greasley, Nordson Corporation and Dage Holdings Limited

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nordson Corporation

December 19, 2006	By:	Robert E. Veillette

Name: Robert E. Veillette
Title: Secretary and Assistant General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press release of Nordson Corporation dated November 17, 2006
99.2	Press release of Nordson Corporation dated December 15, 2006
99.3(a)	Stock Purchase Agreement between Geraint Rees and Others and Nordson Corporation
99.3(b)	Stock Purchase Agreement between John Greasley, Nordson Corporation and Dage Holdings Limited